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                                                                    EXHIBIT 10.9

                           INVESTORS RIGHTS AGREEMENT
                           --------------------------

     This Agreement is made as of May 4, 1999 by and among Avenue A, Inc., a Washington corporation (the "Company"), the holders of the Company's Series C Preferred Stock, Nicolas Hanauer, Michael Galgon, Scott Lipsky and R. Michael Leo.

                                    RECITAL
                                    -------

     Simultaneously herewith, the Company is entering into a Series C Preferred Stock Purchase Agreement (the "Series C Agreement") and issuing shares of Series C Preferred Stock to the Purchasers named in the Schedule of Investors to the Series C Agreement.

     NOW, THEREFORE, it is hereby agreed as follows:

     1.  Certain Definitions.   As used in this Agreement, the following terms
shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

     "Common Stock" shall mean the Company's common stock, $0.01 par value.

     "Conversion Stock" shall mean the shares of Common Stock issued or issuable upon conversion of the Shares.

     "Founder" shall mean each of Nicolas Hanauer, Michael Galgon, Scott Lipsky and R.M. Leo.

     "Holder" shall mean the holders of Registrable Securities, securities convertible into Registrable Securities or warrants to acquire Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 2.13 hereof.

     "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold or have the power to acquire (through conversion or exercise of other securities) at least 40% of all Registrable Securities (including, without limitations, shares of Common Stock issuable on conversion of the Shares).

     "Purchasers" shall mean the purchasers of Series C Preferred Stock, excluding R. Michael Leo (such purchasers of Series C Preferred Stock are also sometimes referred to as "Series C Purchasers").

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     "Registrable Securities" means (i) the Conversion Stock, and (ii) any
Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of the Conversion Stock or other securities convertible into or exercisable for Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (C) sold pursuant to Rule 144(k); and provided, further, that excluded from the definition of "Registrable Securities" are any securities transferred by a person or entity in any transaction in which either (1) its registration rights under this Agreement are not assigned in accordance with Section 2.13 or (2) notice of such assignment of registration rights is not given by the transferor or assignor to the Company within 20 days of such transfer or assignment in accordance with Section 2.13.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.5, 2.6 and 2.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

     "1933 Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

     "Shares" shall mean the shares of the Company's Series C Preferred Stock issued pursuant to the Series C Agreement.

     2. Restrictions on Transferability of Securities: Compliance with 1933 Act; Registration Rights

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          2.1  Restrictions on Transferability.   The Shares and the Conversion
 Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the 1933 Act. The Purchasers will cause any proposed purchaser, assignee, transferee, or pledges of the Shares or the Conversion Stock held by the Purchasers to agree to take and hold such securities subject to the provisions and upon the conditions specified in this
 Section 2.

          2.2  Restrictive Legend.   Each certificate representing (i) the
Shares, (ii) the Conversion Stock and (iii) any other securities issued in respect of the Shares or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE CORPORATION IS SATISFIED THAT THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          The Purchasers and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Conversion Stock in order to implement the restrictions on transfer established in this Section 2.

          2.3  Notice of Proposed Transfers.   The holder of each certificate
representing Restricted Securities by acceptance thereof agrees to comply in all
respects with the provisions of this Section 2.3.   Prior to any proposed sale,
assignment, transfer or pledge of any Restricted Securities (other than (i) in transactions involving the distribution without consideration of Restricted Securities by any Holder to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (ii) a transfer to an affiliated fund or partnership which is not a competitor of the Company, subject to compliance with applicable securities laws, or (iii) transfers in compliance with Rule 144, so long as the Company, prior to such transfer, is furnished with evidence satisfactory to the Company of compliance with such Rule), unless there is in effect a registration statement under the 1933 Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer,

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sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense, by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the 1933 Act; (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred (whether or not such transfer required the giving of notice under this Section 2.3) shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in
Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the 1933 Act.

          2.4  Removal of Restrictions on Transfer of Securities.   Any legend
referred to in Section 2.2 hereof stamped on a certificate evidencing (i) the Shares, (ii) the Conversion Stock or (iii) any other securities issued in respect of the Shares or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event and the stock transfer instructions and record notations with respect to such security shall be removed and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the 1933 Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the 1933 Act or such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Section (k) of Rule 144 under the 1933 Act. The Company will cause legend removal to be authorized or provide a written response as to why legends may not be removed within 15 days of receipt of any such request.

          2.5  Requested Registration.

          (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to shares of Registrable Securities with an expected aggregate offering price to the public of at least $7,500,000, the Company will:

          (i) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and

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          (ii) as soon as practicable, use its commercially reasonable efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the 1933 Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

     Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.5:

          (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

          (B) Prior to the earlier of (i) December 31, 2002 or (ii) the expiration of one year following completion of the Company's first registered public offering of its stock;

          (C) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan or with respect to the Company's first registered public offering of its stock), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

          (D) After the Company has effected two such registrations pursuant to this Section 2.5(a) covering all shares requested to be registered by the Holders initiating or joining such request, and such registrations have been declared or ordered effective, and, if the method of disposition specified by such initiating or requesting Holders shall have been a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto;

          (E) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its commercially reasonably efforts to register, qualify or comply under this Section 2.5 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the

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Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

     Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as reasonably practicable, after receipt of the request or requests of the Initiating Holders.

     (b) Underwriting. In the event that a registration pursuant to Section 2.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.5, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 2.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

          2.6  Company Registration.

          (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee

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benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will (but not more than five (5) times pursuant to this Section 2.6(a)):

           (i) promptly give to each Holder written notice thereof; and

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by Holders of the Company's securities who have demanded such registration pursuant to Section 2.5 hereof.

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.6(a)(i). In such event the right of any Holder to registration pursuant to Section 2.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be distributed through such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration (and underwriting if any) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 120 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 2.8 hereof.

          2.7  Registration on Form S-3.

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          (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions (if any), would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its commercially reasonable efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than four registrations pursuant to this Section 2.7 or more than one such registration in any twelve (12) month period. After the Company's first public offering of its securities, the Company will use its commercially reasonable efforts to qualify for Form S-3 registration or a registration on any successor form to Form S-3.The provisions of Section 2.6(b) shall be applicable to each registration initiated under this Section 2.7.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act; (ii) if the Company, within ten
(10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iv) after the Company has effected three (3) such registrations pursuant to this Section 2.7 and each such registration has been declared or ordered effective; or (v) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its commercially reasonable efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

          2.8 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.5 and 2.6 and the reasonable cost of one special legal counsel to represent all of the Holders together in any such registration shall be borne by the Company. All Registration Expenses incurred in connection with any registration pursuant to
Section 2.7 and the cost of any counsel for the Holders in any such registration shall be borne by the Holders pro rata according to the number of Registrable Securities included by them in such

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registration. If a registration proceeding is begun upon the request of
Initiating Holders pursuant to Section 2.5, but such request is subsequently withdrawn, then the Holders of Registrable Securities to have been registered may either: (i) bear all Registration Expenses of such proceeding, pro rata on the basis of the number of shares to have been registered, in which case the Company shall be deemed not to have effected a registration pursuant to subparagraph 2.5(a) of this Agreement; or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to subparagraph 2.5(a) of this Agreement. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata on the basis of the number of shares so registered.

          2.9 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective, but in no event longer than 150 days, until the distribution described in the Registration Statement has been completed;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

          (d) Use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities at the time such securities are delivered to the underwriters (if any) for sale in connection with a registration pursuant to this Section 2, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated the date of commencement of the offering and a "bring-down" letter dated as of the closing date of such offering, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

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          2.10  Indemnification.

          (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling (or deemed to be controlling) such Holder within the meaning of Section 15 of the 1933 Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the 193 3 Act, against all actual out-of-pocket expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the 1933 Act or any rule or regulation promulgated under the 1933 Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the 1933 Act, end each other Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the 1933 Act, against all actual out-of-pocket expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other actual out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall not exceed the proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 2.10(b).

          (c) Each party entitled to indemnification under this Section 2.10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for paragraphs (a) through (c) of this Section 2.10 is unavailable or insufficient to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the Holder of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the Holders of such Registrable Securities, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Holder shall be required to contribute any amount in excess of the proceeds received by such Holder for the sale of Registrable Securities covered by such registration statement. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          2.11  Information by Holder.   The Holder or Holders of Registrable
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

          2.12  Rule 144 Reporting.   With a view to making available the
benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its commercially reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended.

          (b) Use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

          (c) So long as a Purchaser owns any Restricted Securities to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the 1933 Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

          2.13 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 2.5, 2.6 and 2.7 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 100,000 shares of Registrable Securities, or to any transferee or assignee who is a constituent partner of a Holder or the estate of such constituent partner, provided that
(a) such transfer may otherwise be effected in accordance with applicable securities laws and (b) that the Company is, within 20 days of such assignment or transfer, furnished by the transferor or assignor with written notice of the name and address of such transferee or assignee, the securities with respect to which such registration rights are being assigned and the fact that such registration rights are being assigned.

          2.14 Standoff Agreements. Each Holder agrees in connection with the Company's initial public offering of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided, that the officers and directors of the company who own stock of the company and all other holders of 5% or more of the Company's outstanding Common Stock equivalents also agree to such restrictions.

          2.15 Rule 144A Information. Whenever the Company receives a request for the following information from Initiating Holders on or after December 31, 2002, then the Company shall within 60 days after the date of such request provide the information required in Rule 144A(d)(4) to such Initiating Holders and any person or persons designated by the Initiating Holders as a prospective buyer in a transaction pursuant to Rule 144A. The Company's obligations pursuant to this Section 2.15 shall extend to any person who acquires shares of the Company's Preferred Stock and/or Conversion Stock as a result of a transaction pursuant to Rule 144A.

          2.16 Termination of Registration Rights. The rights granted under this
Section 2 shall terminate on the fifth anniversary of the consummation of the initial underwritten public offering of the Company's securities pursuant to a registration statement filed under the 1933 Act.

     3.  Purchasers' Right of First Refusal.

          3.1  Right of First Refusal Upon Issuance of Securities by the
Company.

          (a) The Company hereby grants, on the terms set forth in this Section 3.1, to each Purchaser the right of first refusal to purchase all or any part of such Purchaser's pro rata share of the New Securities (as defined in Section 3.1(b)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. The Purchasers may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Purchaser, for purposes of this right of first refusal, is the ratio of the total number of shares of Common Stock held by such Purchaser, including any shares of Common Stock into which shares of Preferred Stock held by such Purchaser are convertible, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the new Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible).

          (b) "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include the following issuances (as long as they are approved by the Company's board of directors): (i) the Shares purchased under this Agreement or the Conversion Stock, (ii) securities offered pursuant to a registration statement filed under the 1933 Act, as hereinafter defined, (iii) securities issued pursuant to the acquisition of another corporation, partnership, limited liability company or other business entity by the Company by merger, share exchange, consolidation, purchase of substantially all of the assets or other reorganization, (iv) up to 6,750,000 shares of Common Stock or other securities hereafter issued or issuable to officers, directors, employees, advisors, consultants or agents of, or independent contractors to, the Company pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors of the Company, (v) all shares of Common Stock or other securities issued pursuant to warrants, rights or options which warrants, rights or options are issued and outstanding on the date hereof, (vi) all shares of Common Stock or other securities hereafter issued pursuant to warrants, rights or options hereafter issued, provided that the rights of first refusal established hereby applied to the initial sale or grant by the Company of such warrants, rights or options, and (vii) all shares of Common Stock or other securities issued in connection with equipment leasing or equipment financing arrangements.

          (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Purchasers written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days (which shall not be more than seven) from receipt of such Notice within which the Purchasers must respond to such Notice. The Purchasers shall have thirty (30) days from the date of receipt of the Notice to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than thirty (30) days after the date of receipt of the Notice.

          (d) In the event the Purchasers fail to exercise in full the right of first refusal within said thirty (30) day period, the Company shall have ninety
(90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities in respect of which the Purchasers' rights were not exercised, at a price and upon general terms no more favorable to the Purchasers thereof than specified in the Notice. In the event the Company has not sold, or entered into an agreement for the sale of, the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Purchasers in the manner provided above.

          (e) The right of first refusal granted under this Section 3.1 shall expire upon:

          (i) the date upon which a registration statement filed by the Company under the 1933 Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) in connection with an underwritten public offering of its securities first becomes effective and the securities registered thereunder are sold; or

          (ii) for each Purchaser, the date on which such Purchaser no longer holds a minimum of 250,000 Shares or Conversion Stock or the number of Shares or Conversion Shares originally purchased, whichever is less.

     4.  Series C Right of Co-Sale.

          4.1  Grant of Co-Sale Rights.

          (a) If a Founder proposes to sell or transfer any shares of Common Stock now owned by the selling Founder (the shares subject to such offer to be hereafter called the "Stock" and the selling Founder to be called the "Selling Party") in one or more related transactions, then, such Party shall promptly deliver written notice (the "Co-Sale Notice") to each of the Series C Purchasers at least twenty (20) days prior to the closing of such sale or transfer. For purposes of this Section 4, "Common Stock" shall mean (i) the Company's Common Stock (including Conversion Shares), whether now owned or hereafter acquired by a Founder, (ii) shares of Common Stock issuable upon
conversion of the Shares or any other outstanding convertible securities.   The
Co-Sale Notice shall describe in reasonable details the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid and the name and address of each prospective purchaser or transferee.

          (b) Each Series C Purchaser shall have the right, exercisable upon written notice to such Selling Party within ten (10) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions provided that no Series C Purchaser shall be required to make any representation or warranties or perform any undertakings other than with respect to its title and authority. To the extent one or more of the Series C Purchasers exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Selling Party may sell in the transaction shall be correspondingly reduced.

          (c) Each Series C Purchaser who elects to participate in a sale of Stock under this Section 4 (a "Participant") may sell all or any part of that number of shares of Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Co-Sale Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock (on a fully-diluted, as converted basis) owned by the Series C Purchaser at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Founders and the Series C Purchasers (including the Selling Party) (on a fully-diluted, as converted basis) at the time of the sale or transfer.

          (d) If any Series C Purchaser fails to elect to fully participate in the Selling Party's sale pursuant to this Section 4.1, the Selling Party shall promptly give notice of such failure and the aggregate number of shares that the non-participating Series C Purchasers did not elect to sell (the "Unsold Portion') to each of the Participants. Such notice may be made by telephone if con- firmed in writing within five (5) days. The Participants shall have two (2) days from the date such notice was given to agree to sell their pro rata share of the Unsold Portion. After the expiration of the two (2) day period following the provision of notice to the Participants and without being subject to the provisions of this paragraph 4.1(d), the Selling Party shall have the right to sell or transfer the number of shares of Stock that is equivalent to the balance of the Unsold Portion that is not elected to be sold by the Participants. For purposes of this paragraph, a Participant's pro rata share shall be radio of (x) the number of shares of Common Stock (on a fully-diluted, as converted basis) held by such Participant to (y) the total number of shares of Common Stock (on a fully-diluted, as converted basis) held by all the Participants and the Selling Party.

          (e) Each Participant shall effect its participation in the sale by promptly delivering to the Selling Party for transfer to the prospective purchaser one or more certificates properly endorsed for transfer, which represent:

           (i) the type and number of shares of Common Stock which such Participant elects to sell; or

          (ii) that number of Shares or other shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of such Shares or other Preferred Stock in lieu of Common Stock, such Participant shall convert such Shares or Preferred Stock into Common Stock upon the closing of the sale contemplated hereby and deliver Common Stock as provided in subparagraph 4.1(e)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

          (f) The stock certificate or certificates that the Participant delivers to the Selling Party pursuant to paragraph 4.l(e) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the

Selling Party shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the Selling Party shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Selling Party shall purchase such shares or other securities from such Participant.

          (g) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Stock made by a Selling Party shall not adversely affect their rights to participate in subsequent sales of Stock subject to paragraph 4.1 (a).

          (h) Subject to the rights of the Series C Purchasers who have elected to participate in the sale of the Stock subject to the Co-Sale Notice, the Selling Party may, not later than sixty (60) days following delivery to the Company and each of the Series C Purchasers of the Notice, conclude a transfer of any or all of the Stock covered by the Notice on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Co-Sale Notice, as well as any sub-sale rights of the Series C Purchasers and shall require compliance by the Selling Party with the procedures described in this Section 4.

          4.2 Termination of Right of Co-Sale. Notwithstanding anything in this Section 4 to the contrary, the right of co-sale shall terminate upon (and shall not be applicable with respect to) the earlier of (i) the closing of the Company's initial firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, or (iii) such time as the Series C Purchasers hold an aggregate of less than 1,000,000 (appropriately adjusted for stock splits, dividends, recapitalizations and similar events) Shares and Conversion Shares.

          4.3  Exempt Transfers.

          (a) Notwithstanding the foregoing, the co-sale rights of the Series C Purchasers shall not apply to any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or the transferring Founder; provided that (A) the transferring Founder shall inform the Series C Purchasers or the Company (which shall then inform the Series C Purchasers) of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Series C Purchasers with a written agreement to be bound by and comply with all provisions of Section 4 of this Agreement. Such transferred Stock shall remain "Stock" hereunder, and such pledgee, transferee shall be treated as a "Founder" for purposes of this Agreement.

          (b) Notwithstanding the foregoing, the provisions of Section 4 shall not apply to the sale of any Stock (i) to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the 1933 Act or (ii) to the Company pursuant to the terms of the Company's right of first refusal, right to purchase on involuntary transfer or repurchase rights set forth in stock purchase agreements with the Founders or in connection with the termination of a Founder's employment with the Company or (iii) if prior to such sale, the Founder held less than one percent (1%) of the Company's outstanding shares.

          (c) This Section 4 shall in no manner limit the right of the Company to repurchase securities from Founders, consultants, employees or directors pursuant to its repurchase rights and first refusal rights and rights to purchase upon involuntary transfers set forth in applicable stock purchase agreements.

          4.4 Prohibited Transfers. Notwithstanding the foregoing, any attempt by a Founder to transfer Stock in violation of Section 4 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of more than fifty percent (50%) of the outstanding shares of Conversion Stock (assuming, for purposes of this Section 4.4, conversion of all outstanding shares).

          4.5  Legend.

          (a) Each certificate representing shares of Stock now or hereafter owned by the Founders or issued to any person in connection with a transfer pursuant to paragraph 4.3(a) hereof shall be endorsed with the following legend:

     "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTORS RIGHTS AGREEMENT, BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

          (b) Each Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in paragraph 4.5(a) above to enforce the provisions of this Section 4 and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of Section 4 of this Agreement.

          4.6 Assignability of Rights. The co-sale rights granted to the Series C Purchasers hereunder shall be assignable only to an assignee or transferee who acquires at least 250,000 shares of Series C Preferred Stock or Common Stock issued upon conversion thereof.

          4.7 Stock Split. All references to numbers of shares in this Section 4 shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

     5.  Miscellaneous.

          5.1 Waivers and Amendments. With the written consent of the Company and the record holders of more than 50% of the Conversion Stock (assuming, for purposes of this Section

6.1, conversion of all outstanding shares of Series C Preferred Stock), the obligations of the Company and the rights of the holders of the Shares and the Conversion Stock under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of the Conversion Stock (assuming conversion of all outstanding shares of Series C Preferred Stock), the holders of which are required to consent to any waiver or supplemental agreement without the consent of the record holders of all of the Conversion Stock (assuming conversion of all outstanding shares of Series C Preferred Stock and, provided further that any amendment to Section 4 hereof shall in addition require the consent of a majority in interest of the Founders (based on the number of shares of Common Stock and securities convertible into or exercisable for Common Stock held by the Founders at the time such consent is sought). Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly given written notice thereof to the record holders of the Shares and/or the Conversion Stock who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

          5.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Washington as such laws are applied to agreements between Washington residents entered into and to be performed entirely within Washington.

          5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          5.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          5.5 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Purchaser or Holder, at such address as such Purchaser or Holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (b) if to the Company, at 1100 Olive Way, Suite 1270, Seattle, WA 98101, or at such other address as the Company shall have furnished to the Purchasers, Holders and each such other holder in writing. Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by telecopier and confirmed in writing sent by overnight or two-day courier service.

          5.6 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          5.8 Nominees. Securities registered in the name of a nominee for a Purchaser or a Holder shall, for purposes of this Agreement, be treated as being owned by such Purchaser or Holder.

     The foregoing Investors Rights Agreement is hereby executed as of the date first above written.


                              AVENUE A, INC.

                              By: /s/ Nicolas Hanauer
                                 ---------------------------
                                 Nicolas Hanauer, Chairman

FOUNDERS (executing agreement for purposes of being bound by Section 4 hereof)


 /s/ Nicolas Hanauer                         /s/ Michael Galgon
--------------------------                  ---------------------------
Nicolas Hanauer                             Michael Galgon




 /s/ Scott Lipsky                            /s/ R. Michael Leo
--------------------------                  ---------------------------
Scott Lipsky                                R. Michael Leo

     The foregoing Investors Rights Agreement is hereby executed as of the date first above written.

                                        HOLDERS:

                                        VOYAGER CAPITAL FUND L.L.P

                                        By:   Voyager Capital Management, LLC
                                               Its General Partner

                                        By:   /s/ Enrique Godreau
                                           -----------------------------
                                              Enrique Godreau, Managing Director

                                        VOYAGER CAPITAL FOUNDERS FUND, L.P.

                                        By:   Voyager Capital Management, LLC
                                               Its General Partner

                                        By:   /s/ Enrique Godreau
                                           -----------------------------
                                              Enrique Godreau, Managing Director

     The foregoing Investors Rights Agreement is hereby executed as of the date first above written.

                                        OAK INVESTMENT PARTNERS VIII, L.P.

                                        By:   Oak Associates VIII, LLC
                                               Its General Partner

                                        By:   /s/  Fredric Harman
                                           ----------------------------
                                              Fredric Harman, Managing Director

                                        OAK VIII AFFILIATES FUND, L.P.

                                        By:   Oak VIII Affiliates Fund, LLC
                                               Its General Partner

                                        By:   /s/  Fredric Harman
                                           ----------------------------
                                              Fredric Harman, Managing Director

     The foregoing Investors Rights Agreement is hereby executed as of the date first above written.

                                        U.S. VENTURE PARTNERS VI, L.P.

                                        By:   Presidio Management Group VI, LLC
                                               Its General Partner

                                        By:   /s/  Michael P. Maher
                                           ------------------------------
                                              Michael P. Maher
                                              Attorney-in-Fact

     The foregoing Investors Rights Agreement is hereby executed as of the date first above written.

                                        KIRLAN VENTURE PARTNERS II, L.P.

                                        By:   Kirlan Venture Capital, Inc.
                                               Its General Partner

                                        By:   /s/  Daniel C. Regis
                                           -----------------------------------
                                              Daniel C. Regis, President

     The foregoing Investors Rights Agreement is hereby executed as of the date first above written.


                                        NORMAN H. NIE, TRUSTEE, NORMAN H. NIE
                                        REVOCABLE TRUST DATED 3/15/91

                                        By:   /s/ Norman Nie
                                           ------------------------
                                              Norman Nie, Trustee

     The foregoing Investors Rights Agreement is hereby executed as of the date first above written.


                                        MEDIA PARTNERS

                                        By:   /s/ John R. Jacobs
                                           ------------------------------------
                                              John R. Jacobs, General Partner

     The foregoing Investors Rights Agreement is hereby executed as of the date first above written.


                              THE PHOENIX PARTNERS IV LIMITED PARTNERSHIP

                              By:   Phoenix Management IV, LLC
                                    Its General Partner

                              By:      /s/ David B. Johnston
                                    ---------------------------
                                    David B. Johnston, Member

     The foregoing Investors Rights Agreement is hereby executed as of the date first above written.


                                        /s/ R. Michael Leo
                                 ----------------------------------
                                 R. Michael Leo

     The foregoing Investors Rights Agreement is hereby executed as of the date first above written.


                              INSIGHT VENTURE ASSOCIATES L.L.C.

                              By:       /s/   Jerry Murdock
                                    ---------------------------------
                                    Jerry Murdock, Partner